UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2023

Berenson Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40843	87-1070217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 18th Floor New York, NY	10065
(Address of principal executive offices)	(Zip Code)

(212) 935-7676

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BACA	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the Meeting (as defined below), on March 28, 2023, Berenson Acquisition Corp. I (the “Company”) and Continental Stock Transfer & Trust Company entered into an amendment to the Investment Management Trust Agreement, dated September 27, 2021, by and between Continental Stock Transfer & Trust Company and the Company (the “Trust Agreement”). A copy of the amendment to the Trust Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the Meeting, on March 28, 2023, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment of its amended and restated certificate of incorporation (the “Charter”) which became effective upon filing. A copy of the certificate of amendment to the Charter is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 28, 2023, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the stockholders approved the following items: (i) a proposal to amend the Company’s Charter to extend the date by which the Company has to consummate a business combination (the “Extension”) from March 30, 2023 to September 30, 2023 or such earlier date as determined by the Company’s board of directors (the “Charter Amendment Proposal”) and (ii) an amendment to the Trust Agreement to change the date on which the trustee thereunder must commence the liquidation of the trust account to be consistent with the amendment to the Charter contemplated by the Charter Amendment Proposal (the “Trust Amendment Proposal”). The affirmative vote of at least 65% of the outstanding shares of the Company’s common stock was required to approve each of the Charter Amendment Proposal and the Trust Amendment Proposal. The purpose of the Extension was to allow the Company more time to complete an initial business combination.

Set forth below are the final voting results for each of the proposals:

Charter Amendment Proposal

The Charter Amendment Proposal was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions	Broker Non-Votes
27,032,638	0	0	0

Trust Amendment Proposal

The Trust Amendment Proposal was approved. The voting results of the shares of the Company’s Class A common stock were as follows:

For	Against	Abstentions	Broker Non-Votes
27,032,638	0	0	0

Item 8.01.	Other Events.

In connection with the votes to approve the Extension, the holders of 24,899,629 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.18 per share, for an aggregate redemption amount of approximately $253.4 million, leaving approximately $26.6 million in the trust account. As of March 28, 2023 there are 30,490,000 shares of Class A common stock issued and outstanding and 3,897,500 shares of Class B common stock issued and outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Berenson Acquisition Corp. I, dated March 28, 2023.

10.1	Amendment to the Investment Management Trust Agreement, dated March 28, 2023, by and between Berenson Acquisition Corp. I and Continental Stock Transfer & Trust Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERENSON ACQUISITION CORP. I

By:	/s/ Amir Hegazy
	Name:	Amir Hegazy
	Title:	Chief Financial Officer

Date:    March 30, 2023